Exhibit 10.1

PAYCOM SOFTWARE, INC.

EMPLOYEE STOCK PURCHASE PLAN

The Paycom Software, Inc. Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors of Paycom Software, Inc., a Delaware corporation (the “Company”), as of March 25, 2015 (the “Effective Date”), subject to approval by the Company’s stockholders.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Account” shall mean the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 6 hereof.

(b) “Administrator” shall mean the Board or any committee designated by the Board to administer the plan pursuant to Section 3.

(c) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein:

(i) a transaction or series of transactions in which any Person becomes, after the Effective Date, the Beneficial Owner, directly or indirectly, of (A) securities representing thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding securities or (B) Common Stock representing thirty percent (30%) or more of the outstanding shares of Common Stock of the Company, other than a transaction described in clause (ii) that does not constitute a Change in Control thereunder;

(ii) any merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation;

(iii) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(iv) during any consecutive twelve month period, individuals who, on the Effective Date, constitute the board of directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board of directors or other governing body of the Company, its successor or survivor; provided, that any individual becoming a director subsequent to the Effective Date but prior to any Change in Control, whose nomination or election was approved or recommended by a vote of the majority of the Incumbent Directors then on the Board, shall be considered an Incumbent Director;

(v) the dissolution or liquidation of the Company; or

(vi) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

(i) “Company” means Paycom Software, Inc., a Delaware corporation, and any successor entity.

(j) “Compensation” shall mean a Participant’s regular earnings, overtime pay, bonuses, commissions, incentive compensation, sick pay and vacation pay. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(a) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.

(k) “Designated Agent” shall have the meaning set forth in Section 6 hereof.

(l) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

(m) “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary, other than an employee who:

(i) immediately after an Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary, computed in accordance with Section 423(b)(3) of the Code, (ii) is an Ineligible Foreign Employee, (iii) customarily works for not more than five (5) months in any calendar year, or (iv) customarily works twenty (20) hours or less per week. Notwithstanding the foregoing, the Administrator may provide in an Offering Period that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate by giving such employees written notice of ineligibility prior to the commencement of such Offering Period.

(n) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” shall mean, except with respect to the first Exercise Date, the third Trading Day after March 15, May 15, August 15, and November 15 of each calendar year. The first Exercise Date under the Plan shall be August 19, 2015.

(p) “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

(q) “Independent Third Party” shall mean an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

(r) “Ineligible Foreign Employee” shall mean an employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether he or she is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) who is ineligible to participate in the Plan because (i) the grant of an Option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(s) “Notice of Withdrawal” shall mean the written notice of withdrawal filed by a Participant with the Company pursuant to Section 10 hereof.

(t) “Offering Date” shall mean the first Trading Day of each Offering Period.

(u) “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an Option granted pursuant to the Plan may be exercised, commencing on the fourth Trading Day on or after May 15 and November 15 of each year and terminating approximately twenty-four months later. The first Offering Period under the Plan shall commence on May 18, 2015 and end on May 22, 2017. The duration and timing of Offering Periods may be changed pursuant to Section 5 of this Plan.

(v) “Option” shall mean the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8 hereof.

(w) “Participant” shall mean an Eligible Employee who has elected to participate in the Plan and who has filed a valid and effective Subscription Agreement to make payroll deduction contributions pursuant to Section 7 hereof.

(x) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Plan” shall mean this Paycom Software, Inc. Employee Stock Purchase Plan, as amended from time to time.

(z) “Purchase Period” shall mean the period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

(aa) “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 18.

(bb) “Subscription Agreement” shall mean the written agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in the Plan.

(cc) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and is designated as a participating employer in the Plan by the Administrator.

(dd) “Trading Day” shall mean a day on which national stock exchanges and the New York Stock Exchange are open for trading.

3. Administration.

(a) General Administration. Subject to the terms of this Section 3, the Plan shall be administered by the compensation committee of the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Administrator”). As of the Effective Date, the Board designates the Compensation Committee of the Board to administer the Plan. At any time there is no Administrator to administer the Plan, any references in this Plan to the Administrator shall be deemed to refer to the Board.

(b) Authority of the Administrator. The Administrator, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) determine eligibility and adjudicate all disputed claims filed under the Plan, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan, provided that it shall interpret, construe, and administer the Plan in accordance with Section 423 of the Code and the regulations issued thereunder. Any interpretation, finding, determination, decision or other action made or taken by the Administrator shall be final, binding, and conclusive on all interested parties. The Administrator’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary. The Administrator may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

4. Eligibility. Subject to the requirements of Section 6, any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan for such Offering Period. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options under this Plan or any other plan or agreement with the Company to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all “employee stock purchase plans” (within the meaning of Section 423(b) of the Code) of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) worth of stock (determined at the Fair Market Value of the shares of Common Stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

5. Offering Periods. The Plan shall be implemented through consecutive, overlapping Offering Periods with a new Offering Period commencing on the fourth Trading Day on or after May 15 and November 15 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 18 hereof; provided, however, the first Offering Period under the Plan shall be the Offering Period that commenced on May 18, 2015. The Board shall have the power to change the duration and/or frequency of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

6. Participation. An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement, in the form attached hereto as Exhibit A, and filing it with the Company’s payroll office or the transfer agent, stock brokerage or other financial services firm designated or approved by the Administrator from time to time (the “Designated Agent”) at least fourteen (14) days prior to the applicable Offering Date. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholdings from his or her Compensation the amount of his or her contributions as set forth in Section 7 below. A Subscription Agreement shall automatically remain valid for successive Offering Periods until revoked or otherwise terminated pursuant to a Notice of Withdrawal filed in accordance with Section 10 hereof.

7. Participant Accounts; Payroll Deductions.

(a) The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. At the time an Eligible Employee files his or her Subscription Agreement, he or she shall make an election for a whole percentage of his or her Compensation, not exceeding ten percent (10%) of the Compensation that he or she receives on each pay day during the Offering Period, to be deducted each payday during the Offering Period and credited to his or her Account; provided, however, that should a payday occur on an Exercise Date, a Participant shall have the payroll deductions made on such day applied to his or her Account under the following Offering Period or Purchase Period, as the case may be. Such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after the payday the payroll deduction is taken.

(b) Payroll deductions for a Participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) A Participant may not make any payments to his or her Account other than the payroll deductions he or she elects under his or her Subscription Agreement. A Participant’s Account shall be reduced by any amounts used to pay the Purchase Price of shares of Common Stock acquired, or by any other amounts distributed pursuant to the terms hereof.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new Subscription Agreement, unless the Company elects, in its discretion, to process a given change in participation more quickly.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4 hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless sooner terminated by the Participant as provided in Section 10 hereof.

(f) No interest shall accrue on the payroll deductions held in a Participant’s Account.

8. Grant of Option. On the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted an Option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) the number of whole shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Account as of the Exercise Date by the applicable Purchase Price; and provided that such purchase shall be subject to the limitations set forth in Sections 4 and 12 hereof. The Eligible Employee may accept the grant of such Option by turning in a completed Subscription Agreement to the Company on or prior to an Offering Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the Option shall occur as provided in Section 9 hereof, unless the Participant has filed a Notice of Withdrawal in accordance with Section 10 hereof. Each Option shall expire on the last day of its Offering Period.

9. Exercise of Option.

(a) Unless a Participant files a Notice of Withdrawal as provided in Section 10 hereof, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date(s) of an Offering Period, and the maximum number of whole shares of Common Stock subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares of Common Stock shall be sold or issued pursuant to the Plan; any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a whole share shall be retained in the Account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant’s lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may, in its sole discretion (x) provide that the Company shall make a pro-rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro-rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make pro-rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(c) As soon as reasonably practicable after each Exercise Date on which a purchase of Common Stock occurs, the Company shall electronically register the shares of Common Stock purchased upon exercise of his or her Option in the name of such Participant. No stock certificate or certificates shall be issued with respect to shares of Common Stock purchased upon exercise of an Option unless (i) the Participant requests delivery of the certificate or certificates by submitting a written request to the Administrator requesting delivery of the certificates, or (ii) the Administrator elects to issue a certificate or certificates to the Participant.

(d) At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the shares of Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

10. Withdrawal. Subject to applicable securities law restrictions and the Company’s policies (e.g., the Company’s insider trading policy), a Participant may withdraw all but not less than all the payroll deductions credited to his or her Account and not yet used to exercise his or her Option under the Plan at least five (5) days prior to the Exercise Date by giving a written Notice of Withdrawal to the Company or the Designated Agent in the form of Exhibit B to this Plan. All of the Participant’s payroll deductions credited to his or her Account shall be paid to such Participant as soon as practicable after receipt of the Notice of Withdrawal and such Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a

Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Subscription Agreement. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant’s Account during the Offering Period but not yet used to purchase shares under the Plan will be returned without interest to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13 hereof. For purposes of this Section 11, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

12. Shares Reserved; Maximum Shares Subject to Option.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Common Stock which may be acquired pursuant to Options under the Plan shall be two million (2,000,000) shares of Common Stock. Either shares issued heretofore or hereafter may be made subject to Options under the Plan. The shares of Common Stock that may be acquired pursuant to Options under the Plan shall be shares purchased by the Designated Agent on the open market; provided, however, that no more than the total number of shares of Common Stock as set forth above (as adjusted pursuant to Section 17 hereof), shall be acquired pursuant to Options under the Plan. If, for any reason, any Option under the Plan terminates in whole or in part, shares subject to such terminated Option may be again available pursuant to an Option under the Plan.

(b) Notwithstanding anything herein or in a Subscription Agreement to the contrary, the maximum number of shares of Common Stock that may be acquired by a Participant pursuant to an Option for each Offering Period is two thousand (2,000) shares of Common Stock.

(c) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

(d) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares of Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to exercise of the Option. For purposes of Section 423 and 421 of the Code, any shares (and, if applicable, cash in lieu of fractional shares) delivered to the Participant’s beneficiary shall be deemed to be transferred immediately to the Participant on the Participant’s death, and immediately thereafter, deemed to have been transferred by the Participant to the Participant’s beneficiary. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. All beneficiary designations shall being such form and manner as the Administrator may designate from time to time.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the Participant’s surviving spouse, if any, or, if the Participant has no surviving spouse, the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to any one or more dependents or relatives of the Participant, or if dependent or relative is known to the Company, then to such other person as the Company may designate.

14. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, Participants shall only have the rights of an unsecured creditor.

16. Reports. Individual Accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock which shall be made available for sale under the Plan, the maximum number of shares of Common Stock each Participant may purchase pursuant to each Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted in the event of any recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, and shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Option to violate Section 423 of the Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed Change in Control. The Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

18. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 and this Section 18, no amendment may make any change in any Option previously granted which adversely affects the rights of any Participant, unless their consent is obtained. In addition, to the extent the Administrator considers it necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods in accordance with Section 5, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) increasing the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period by establishing a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21. Disqualifying Disposition. If a share of Common Stock acquired pursuant to this Plan is disposed of by a Participant prior to the expiration of two (2) years from the Offering Date relating to such share or one (1) year from the transfer of such share to the Participant (a “Disqualifying Disposition”), then such Participant shall notify the Company in writing of the date and terms of such disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.

22. Term of Plan. The Plan become effective on the Effective Date and shall continue in effect until terminated under Section 18 hereof.

23. Employees’ Rights. Nothing in this Plan (or in any agreement related to this Plan) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or any Subsidiary or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Eligible Employee or Participant. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25. Applicable Law. This Plan shall be construed according to the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Participant’s sole remedy for any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan (collectively, “Claims”) shall be against the Company, and no Participant shall have any claim or right of any nature against any Affiliate or any owner or existing or former director, officer or employee of the Company or any Affiliate. The individuals and entities described above in this Section 25 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 25. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

26. Indemnification of Administrator. No member of the Administrator, nor any officer or employee of the Company acting on behalf of the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Administrator, and each and any officer or employee of the Company acting on the Administrator’s behalf shall be indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Administrator (and no Affiliate of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Option or any Claim arising hereunder.

27. No Trust or Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company with respect to this Plan. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company (or any of its Affiliates) by reason of the right to exercise an Option under the Plan.

28. Compliance with Laws and Stock Exchange Regulations. The obligation of the Company to sell and deliver shares Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock. The Company may, without liability to the Participants, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares.

* * * * * * * *

14